SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

KATAPULT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39116	84-2704291
(Commission File Number)	(IRS Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (833) 528-2785

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As described in greater detail below, on November 3, 2025, Katapult Holdings, Inc., a Delaware corporation (the “Company”), entered into the following agreements and closed the transactions contemplated thereunder:

•	Series A Investment Agreement (as defined below) pursuant to which the Company issued and sold to HHCF Series 21 Sub, LLC, a Delaware limited liability company and subsidiary of Hawthorn Horizon Credit Fund, LLC (the “Purchaser”), an aggregate of 35,000 shares of a newly created series of the Company’s preferred stock, par value $0.0001 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”) at a purchase price of $1,000 per share, resulting in total gross proceeds to the Company of $35.0 million (the “Series A Issuance”) and has used the net proceeds from the Series A Issuance to repay in full the Company’s term loan and for certain other agreed purposes. The initial conversion price of the Series A Convertible Preferred Stock is $12.32 and if the Purchaser were to convert all of its shares of Series A Convertible Preferred Stock to Company’s common stock, par value $0.0001 per share (the “Common Stock”), the Purchaser would beneficially own an aggregate of 2,840,910 shares of Common Stock representing approximately 28.3% of the issued and outstanding Common Stock, subject to the Ownership Limitation (as defined below).

•	Series B Investment Agreement (as defined below) pursuant to which the Company has issued and sold to the Purchaser an aggregate of 30,000 shares of a newly created series of the Company’s preferred stock, par value $0.0001 per share, designated as “Series B Convertible Preferred Stock” (the “Series B Convertible Preferred Stock” and together with the Series A Convertible Preferred Stock, the “Preferred Stock”) at a purchase price of $1,000 per share, resulting in total gross proceeds to the Company of $30.0 million (the “Series B Issuance”, and together with the Series A Issuance, the “Preferred Stock Issuances”) and has used or agreed to use the net proceeds from the Series B Issuance to partially prepay the Company’s revolving loan, pay transaction expenses and for general corporate purposes subject to the prior approval of the Company’s Board of Directors (the “Board”). The initial conversion price of the Series B Convertible Preferred Stock is $11.39 and if the Purchaser were to convert all of its shares of Series B Convertible Preferred Stock to Common Stock, the Purchaser would beneficially own an aggregate of 2,633,890 shares of Common Stock representing 26.2% of the issued and outstanding Common Stock, subject to the Ownership Limitation. If the Purchaser were to convert all of its shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock to Common Stock, the Purchaser would beneficially own an aggregate of 5,474,800 shares of Common Stock representing 54.5% of the issued and outstanding Common Stock, subject to the Ownership Limitation.

•	Registration Rights Agreements (as defined below) pursuant to which the Company granted to the Purchaser certain customary demand, “piggy-back” and shelf registration rights with respect to shares of Common Stock to be received by the Purchaser upon conversion of its Preferred Stock, subject to certain customary thresholds and conditions. Under the terms of the Registration Rights Agreements, the Company has agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock within 45 days following the closing of the Preferred Stock Issuances.

•	As described in greater detail below, on November 2, 2025, the Company, Katapult SPV-1 LLC and Katapult Group, Inc., entered into that certain Limited Waiver and First Amendment to the Loan Agreement (as defined below) pursuant to which (1) the lenders under the Loan Agreement waived the Company’s existing default arising from the Company’s failure to achieve required thresholds for Minimum Trailing Three-Month Originations for the periods ended August 31, 2025, September 30, 2025, and October 31, 2025, and (2) the Loan Agreement was amended to (i) adjust thresholds under the Minimum Three-Month Originations financial covenant for certain periods ending on and after November 30, 2025, (ii) increase the threshold under the Minimum Liquidity financial covenant for certain future periods, and (iii) reduce the advance rate under our revolving loan.

The Preferred Stock has been validly issued and delivered to the Purchaser and is convertible to Common Stock at the option of the Purchaser. Under Nasdaq rules, the convertibility of the Preferred Stock to Common Stock is subject to the Ownership Limitation (as defined below) until the Company obtains the Requisite Stockholder Approval (as defined below). The Company will hold a shareholder meeting to obtain approval to remove the Ownership Limitation as promptly as practicable but no later than February 27, 2026. Certain stockholders of the Company delivered support agreements requiring such stockholders to vote in favor of removing the Ownership Limitation and, as a result, permit all of the outstanding shares of Preferred Stock to be convertible to Common Stock at the Purchaser’s option at any time.

In connection with the Preferred Stock Issuances, upon the recommendation of the Nominating and Corporate Governance Committee of the Company, the Board of Directors appointed (by filling a vacancy) each of Philip Key Bartow III and Jeffrey Rubin to serve as Class I directors and Derek Medlin to serve as a Class III Director, effective as of the closing of the Preferred Stock Issuance, and Daniel Easley to serve as a Class III director, effective immediately following the receipt of the Requisite Stockholder Approval.

Limited Waiver and First Amendment to Loan and Security Agreement

Effective on November 3, 2025, the Company entered into the Limited Waiver and First Amendment (“Limited Waiver and First Amendment”) to its Amended and Restated Loan and Security Agreement, dated as of June 12, 2025 (as amended, amended and restated, supplemented, revised, or otherwise modified from time to time, including pursuant to that certain Limited Waiver dated September 15, 2025 (the “First Limited Waiver”), that certain Limited Waiver dated September 29, 2025 (the “Second Limited Waiver), that certain Limited Waiver dated October 13, 2025 (the “Third Limited Waiver”), that certain Limited Waiver dated October 20, 2025 (the “Fourth Limited Waiver”), that certain Limited Waiver dated October 27, 2025 (the “Fifth Limited Waiver”), and that certain Limited Waiver dated as of October 29, 2025 (the “Sixth Limited Waiver”), the “Loan Agreement”), by and among Katapult SPV-1 LLC, Katapult Group, Inc., the Company (each a “Credit Party” and, together, the “Credit Parties”), Midtown Madison Management LLC, as administrative payment and collateral agent and lender, and the lenders party thereto (the “Lenders”).

The Limited Waiver and First Amendment, among other things, permanently waives any default arising from Credit Parties’ failure to maintain Minimum Trialing Three-Month Originations as of the last business day of (x) the calendar month ended August 31, 2025, (y) the calendar month ended September 30, 2025, and (z) the calendar month ended October 31, 2025 as required by the Loan Agreement and amends the Loan Agreement to, among other things:

•	Reflect the repayment in full in cash of the Company’s senior secured term loan with the proceeds of the sale of the Series A Convertible Preferred Stock Shares to the Purchaser;

•	Adjust thresholds under the Minimum Three-Month Originations financial covenant for certain periods ending on and after November 30, 2025;

•	Increase the threshold under the Minimum Liquidity financial covenant for periods beginning on or after the effectiveness of the Limited Waiver and First Amendment; and

•	Reduce the advance rate under our revolving loan from 99% to 90%.

The foregoing description of the Limited Waiver and First Amendment to the Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Limited Waiver and First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Private Placements

Investment Agreements

On November 3, 2025, the Company entered into (a) a Series A investment agreement (the “Series A Investment Agreement”) with the Purchaser, pursuant to which the Company issued and sold to the Purchaser an aggregate of 35,000 shares of Series A Convertible Preferred Stock at a purchase price of $1,000 per share, resulting in total gross proceeds to the Company of $35.0 million, and (b) a Series B investment agreement (the “Series B Investment Agreement”, and together with the Series A Investment Agreement, the “Investment Agreements”) with the Purchaser, pursuant to which the Company issued and sold to the Purchaser an aggregate of 30,000 shares of Series B Convertible Preferred Stock at a purchase price of $1,000 per share, resulting in total gross proceeds to the Company of $30.0 million. The Company received aggregate gross proceeds from the Preferred Stock Issuance of $65.0 million. The transaction simultaneously signed and closed on November 3, 2025 (the “Initial Issue Date”).

The number of shares of Common Stock deliverable upon conversion, redemption or repurchase of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be limited as required by applicable Nasdaq listing rules, until the Company has obtained the Requisite Stockholder Approval. However, assuming the Purchaser were permitted to fully convert these shares to Common Stock on the date hereof, the Purchaser would beneficially own 5,474,800 shares of Common Shares in the Company, representing 54.5% of the issued and outstanding Common Stock.

The net proceeds of the Series A Convertible Preferred Stock will be used to, among other things, repay in full the term loans outstanding as of November 3, 2025 under the Loan Agreement.

The net proceeds of the Series B Convertible Preferred Stock will be used to, among other things, partially repay the revolving loan outstanding as of November 3, 2025 under the Loan Agreement and for other general corporate purposes as approved by the Board of Directors.

Ranking

The Series A Convertible Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution as described in the Certificate of Designations, which was filed by the Company with the Secretary of State of the State of Delaware and became effective on the Initial Issue Date (the “Series A Certificate of Designations”). The Series B Convertible Preferred Stock will rank senior to the Series A Convertible Preferred Stock and the Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution as described in the Certificate of Designations, which was filed by the Company with the Secretary of State of the State of Delaware and became effective on the Initial Issue Date (the “Series B Certificate of Designations”, and together with the Series A Certificate of Designations, the “Certificate of Designations”).

Dividends

Holders of shares of Preferred Stock will be entitled to a regular dividend (each, a “Dividend”), which will be payable (1) weekly, for the period beginning on, and including, November 3, 2025 and ending on, but excluding, the date the Requisite Stockholder Approval is obtained, and (2) quarterly, beginning on, and including, the date the Requisite Stockholder Approval is obtained. The Dividends accrue at an annual rate of (a) 18% per annum for the period beginning on, and including, the Initial Issue Date and ending on, but excluding, the later of (i) the date of the meeting at which the Company’s stockholders vote for the Requisite Stockholder Approval is approved and (ii) the date of the Company’s 2026 annual meeting of stockholders and (b) 12% per annum beginning on, and including, the later of (i) the date of the meeting at which the Company’s stockholders vote for the Requisite Stockholder Approval is approved and (ii) the date of the Company’s 2026 annual meeting of stockholders. If the Requisite Stockholder Approval is not obtained on or before the earlier of (a) the date of the Company’s first annual or special meeting of stockholders following the Initial Issue Date and (b) February 27, 2026, then the Dividend rate will be increased by one percent (1%) during the period from, and including, such deadline to, but excluding, the date when the Requisite Stockholder Approval is first obtained, if at all. For any week or quarter, as the case may be, in which the Company elects not to pay a Dividend in cash with respect to a share of Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations. In addition, no dividend or other distribution on the Common Stock will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid on the Preferred Stock. Holders of Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Common Stock on an as-converted basis, and no dividends may be paid to holders of Common Stock unless full participating dividends are concurrently paid to holders of Preferred Stock.

Liquidation Preference

Upon a liquidation, dissolution or winding up of the Company, subject to the rights of any of the Company’s creditors or holders of shares of Series B Convertible Preferred Stock, each holder of Series A Convertible Preferred Stock will be entitled to receive, with respect to each share of then-outstanding Series A Convertible Preferred Stock, out of the assets of the Company available for distribution to its stockholders an amount in cash equal to (i) $1,000 per share of Series A Convertible Preferred Stock, plus (ii) accrued but unpaid dividends that have accumulated on such shares.

Upon a liquidation, dissolution or winding up of the Company, subject to the rights of any of the Company’s creditors, each holder of Series B Convertible Preferred Stock will be entitled to receive, with respect to each share of then-outstanding Series B Convertible Preferred Stock, out of the assets of the Company available for distribution to its stockholders an amount in cash equal to (i) $1,000 per share of Series B Convertible Preferred Stock, plus (ii) accrued but unpaid dividends that have accumulated on such shares.

Conversion Rights and Mandatory Conversion

Each holder of Preferred Stock will have the right, at its option, to convert its Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The initial conversion rate of the Series A Convertible Preferred Stock is set at 81.16883 shares of Common Stock, based on an implied initial conversion price of $12.32 per share of Common Stock. The initial conversion rate of the Series B Convertible Preferred Stock is set at 87.79631 shares of Common Stock, based on an implied initial conversion price of $11.39 per share of Common Stock. The conversion rate is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events. The conversion rate is also subject to adjustment for certain dilutive offerings occurring during the first nine months following the Initial Issue Date, with any such adjustment prior to the receipt of the Requisite Stockholder Approval being limited by a cap based on the closing price for the Common Stock on October 31, 2025 of $11.39.

Subject to certain conditions described below, the Company may, at its option, after the second anniversary of the Initial Issue Date require conversion of all (but not less than all) of the outstanding shares of Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies holders of the Preferred Stock of the election to convert, the closing sale price of the Common Stock is at least 115% of the conversion price. The Company will not exercise its right to mandatorily convert all outstanding shares of Preferred Stock unless (i) certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied, and (ii) either (1) the Requisite Stockholder Approval has been obtained or (2) the Company has previously held one or more meetings of its stockholders for purposes of obtaining the Requisite Stockholder Approval.

Pursuant to the terms of the Certificate of Designations, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules (the “Requisite Stockholder Approval”), no holder of Preferred Stock may convert shares of Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and to the extent that such conversion would result in the holder beneficially owning in excess of 19.99% of the aggregate number of votes entitled to be cast generally at a meeting of the Company’s stockholders held for the election of directors by all outstanding shares of Common Stock as of immediately prior to the closing of the Preferred Stock Issuances (regardless of class) (such limitation, the “Ownership Limitation”).

Voting and Consent Rights

Holders of the Series A Convertible Preferred Stock generally are entitled to vote with the holders of the shares Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis (assuming the conversion price is never adjusted below $11.39). Except as set forth in the immediately succeeding sentence, holders of Series B Convertible Preferred Stock have no voting rights. Certain matters will require the approval of the holders of a majority of the outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting as separate classes, including (1) amendments, modifications or repeal of any provision of the Company’s certificate of incorporation to create, or to increase the authorized numbers of shares of any class or series of senior or parity equity securities or any security convertible into, or exchangeable or exercisable for, shares of senior or parity equity securities, (2) amendments, modifications or repeal of any provision of the Company’s certificate of incorporation that would adversely affect the rights, preferences or voting powers of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock, as the case may be, (3) to increase or decrease the number of authorized shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, or issue additional shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, and (4) certain business combinations and binding or statutory share exchanges or reclassification involving the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock, as the case may be, unless such events do not adversely affect the rights, preferences or voting powers of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock, as the case may be.

Repurchase Rights

If the Company undergoes a Change of Control (as defined in the Certificate of Designations), each holder of Preferred Stock may require the Company to repurchase all or a portion of its then-outstanding shares of Preferred Stock at a price equal to (1) if the Change of Control occurs prior to the first anniversary of the Initial Issue Date, 100%, or (2) if the Change of Control occurs after the first anniversary of the Initial Issue Date, 150%, of the then-current liquidation preference per share of Preferred Stock plus accumulated and unpaid dividends. The Company may elect to pay the repurchase price in cash, shares or Common Stock (or other securities) or any combination thereof, except that the Company may not elect to deliver shares of Common Stock (or other securities) if certain liquidity conditions with regard to such shares would not be satisfied or the Ownership Limitation would not be satisfied.

Transfer Restrictions

Until the earlier of (x) twelve (12) months following the closing of the Preferred Stock Issuance, and (y) the occurrence of a transaction resulting in a Fundamental Change of Control (as defined in the Certificate of Designations), the Purchaser is restricted from transferring the Preferred Stock and the shares of Common Stock underlying the Preferred Stock, subject to certain specified exceptions set forth in the Investment Agreements. Subject to certain conditions, these restrictions do not prohibit any lien on any share of Preferred Stock or of any share of Common Stock issued in conversion thereof, or any exercise of remedies with respect to any such liens pursuant to one or more credit facilities of the Purchaser or any back leverage financing.

The foregoing descriptions of the Series A Investment Agreement, the Series A Certificate of Designations, the Series B Investment Agreement and the Series B Certificate of Designations do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of the Series A Investment Agreement, the Series A Certificate of Designations, the Series B Investment Agreement and the Series B Certificate of Designations, which are attached as Exhibits 10.2, 3.1, 10.3 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Registration Rights Agreement

On the Initial Issue Date, the Company entered into a Series A registration rights agreement (the “Series A Registration Rights Agreement) and a Series B registration rights agreement (the “Series B Registration Rights Agreement”, and together with the Series A Registration Rights Agreement, the “Registration Rights Agreements”) with the Purchaser, pursuant to which the Company granted certain demand, “piggy-back” and shelf registration rights with respect to shares of Common Stock to be received by the Purchaser upon conversion of its Preferred Stock. The Company agreed to pay certain expenses of the Purchaser incurred in connection with the exercise of their rights under the Registration Rights Agreements and indemnify them for certain securities law matters in connection with any registration statement(s) filed pursuant thereto. Under the terms of the Registration Rights Agreements, the Company has agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock within 45 days following the closing of the Preferred Stock Issuances.

The foregoing descriptions of the Series A Registration Rights Agreement and the Series B Registration Rights Agreement do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of the Series A Registration Rights Agreement and the Series B Registration Rights Agreement, which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Director Nomination Agreement

On the Initial Issue Date, the Company entered into a director nomination agreement (the “Director Nomination Agreement”) with the Purchaser. Pursuant to the Director Nomination Agreement, the Purchaser is permitted to nominate up to three persons for nomination for election to the Board of Directors, two of whom shall be a Class I Director and one of whom shall be a Class III director, provided that that (1) prior to the receipt of the Requisite Stockholder Approval, the Purchaser only has the right to nominate two such nominees, and (2) two of the Purchaser’s nominees must qualify as independent under all applicable listing standards, not be affiliated with the Purchaser, or have any agreement, arrangement or understanding with the Purchaser regarding such person’s service as a director of the Company. The Purchaser’s right to nominate three persons for nomination for election to the Board of Directors terminates upon such time as the Purchaser owns less than one third (1/3) the total voting power on a fully diluted basis of the voting equity securities of the Company.

The foregoing description of the Director Nomination Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Director Nomination Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

On the Initial Issue Date, the Purchaser entered into support agreements (the “Support Agreements”) with each of the Company’s officers and directors (the “Stockholders”), pursuant to which and subject to the conditions contained therein, each Stockholder has agreed, among other things, to vote all of such Stockholder’s shares (1) in favor of the removal of the Ownership Limitation, (2) in favor of any other matter which the Board of Directors has determined is necessary or appropriate in connection with the Requisite Stockholder Approval and (3) against any proposal, action or agreement that does or would oppose, impede, frustrate, prevent or nullify the Requisite Stockholder Approval, any provision of the Support Agreements or any matter that is proposed in furtherance thereof.

The foregoing description of the Support Agreements do not purport to be complete and are subject to and qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As described in Item 1.01 above, pursuant to the Investment Agreements, the Company issued and sold to the Purchaser an aggregate of 65,000 shares of Preferred Stock. A summary of the rights, preferences and privileges of the Preferred Stock is set forth in Item 1.01. Each share of Series A Convertible Preferred Stock issued to the Purchaser pursuant to the Series A Investment Agreement has the powers, designations, preferences, and other rights of the Series A Convertible Preferred Stock as are set forth in the Series A Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. Each share of Series B Convertible Preferred Stock issued to the Purchaser pursuant to the Series B Investment Agreement has the powers, designations, preferences, and other rights of the Series B Convertible Preferred Stock as are set forth in the Series B Certificate of Designations, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Investment Agreements, the Company issued and sold to the Purchaser shares of Preferred Stock. The offer and sale of the shares of Preferred Stock through the Investment Agreements were made in reliance an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The shares of Common Stock issuable upon conversion of shares of the Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors.

On November 3, 2025, each of Brian Hirsch, Chris Masto and Jane J. Thompson resigned as members of the Board of Directors, effective as of the closing of the Preferred Stock Issuances. The decisions of Messrs. Hirsch and Masto and Ms. Thompson to resign from the Board of Directors was not the result of any disagreement relating to the Company’s operations, policies or practices. The Company thanks each of them for their commitment and service.

On November 3, 2025, upon the recommendation of the Nominating and Corporate Governance Committee of the Company, the Board of Directors determined that it was advisable and in the best interests of the Company and its stockholders to accept the Resignations and appointed (by filling of a vacancy) each of (1) Philip Key Bartow III and Jeffrey Rubin to serve as Class I directors, with an initial term expiring at the Company’s 2027 annual meeting of stockholders, and Derek Medlin, President of the Company, to serve as a Class III director, with an initial term expiring at the Company’s 2028 annual meeting of stockholders, effective as of the closing of the Preferred Stock Issuance, and (2) Daniel Easley to serve as a Class III director, with an initial term expiring at the Company’s 2028 annual meeting of stockholders, effective immediately following the receipt of the Requisite Stockholder Approval.

Concurrent with their appointment as Class I Directors, the Board of Directors appointed each of Messrs. Bartow and Rubin to its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Bartow, age 46, has served as Portfolio Manager and Head of Specialty Finance and the Technology Lending Strategy at Sound Point Capital. Mr. Bartow has 22 years of experience in investment management, capital markets and investment banking with a focus on specialty finance, financial technology, consumer finance, structured finance, and securitized products. Among the areas Mr. Bartow focuses on are special situations investing, structured finance, consumer credit, small business receivables originated and serviced by payments processing companies, other FinTech opportunities such as acquisition financing and marketing spend financing within the e-commerce and new media markets and GPU finance; and opportunistic investing in private asset backed securities (ABS). Mr. Bartow was a Portfolio Manager at RiverNorth Capital Management, where he launched a new strategy and led all ABS investments for the firm. Mr. Bartow was a Principal at Spring Hill Capital Partners, where he focused on the research and trading of consumer ABS, consumer whole loan pools, CMBS credit and CLO debt and equity. Mr. Bartow began his career in the Securitized Products Group at Lehman Brothers, where he focused on trading asset-backed securities and loans. Mr. Bartow earned a B.A. in Economics from Williams College and an M.B.A. from Columbia Business School with a focus on Finance and Value Investing.

Mr. Rubin, age 58, has served as CEO and President of The JR Group, which provides consulting services to the electronic payment processing industry since 2009. Since 2023 CEO of Excel Payments, a provider of electronic payment services to businesses throughout the United States. Since 2008 Chief Executive Officer of Summit Processing Group LLC and Partner at Finance ERC LLC since 2023, both of which provide specialized financial products to businesses throughout the United States. He has been a Director of BRT Apartments (NYSE:BRT), a Real Estate Investment Trust which owns and manages Multi-Family Properties, since 2004 and has served as Independent Lead Director since 2023.

Mr. Easley, age 52, recently returned to IQVentures after leading a line of business for NICE (Nasdaq: NICE), an AI-powered cloud platform for customer engagement. Mr. Easley previously served as Managing Partner of IQVentures during its formative years of 2015-2021. Prior to IQVentures, Mr. Easley co-founded and served as President of Fugent, an integrated customer relationship management platform for 15 years. Mr. Easley began his career with PricewaterhouseCoopers LLP and is currently a Non-Practicing Certified Public Accountant. He graduated from The Ohio State University with a B.S. Business Administration and Accounting.

Mr. Medlin’s full biographical background is provided in the “Executive Officers” section of the Company’s 2025 Proxy Statement, and such disclosure regarding Mr. Medlin is incorporated herein by reference.

The Board of Directors has determined that each of Messrs. Bartow and Rubin is independent under applicable Nasdaq listing rules. No family relationships exist between any of Messrs. Bartow, Rubin, Easley or Medlin and any of the Company’s directors or other executive officers. There are no transactions to which the Company is or was a participant and in which any of Messrs. Bartow, Rubin, Easley or Medlin had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K. Each of Messrs. Bartow, Rubin and Easley were appointed to the Board of Directors pursuant to the Investment Agreements. There are no other arrangements or understandings between Mr. Medlin and any other person pursuant to which Mr. Medlin was appointed to the Board of Directors.

As described in Item 1.01 above, pursuant to the Director Nomination Agreement, the Purchaser is permitted to nominate up to three persons for nomination for election to the Board of Directors, two of whom will be a Class I Director and one of whom will be a Class III director. The Purchaser’s right to designate two directors for nomination will terminate upon such time that the Purchaser owns less than one third (1/3) the total voting power on a fully diluted basis of the voting equity securities of the Company.

In accordance with the Company’s non-employee director compensation program, (1) each of Messrs. Bartow, Rubin and Easley will each receive an annual base retainer of $50,000 for his service on the Board of Directors, and (2) each of Messrs. Bartow and Rubin will receive an annual base retainer of $10,000, $7,500 and $5,000 for his service on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, respectively. Each of Messrs. Bartow and Rubin was granted, and Mr. Easley will be granted on the effective date of his appointment to the Board of Directors, restricted stock units (“RSUs”) under the Company’s 2021 Incentive Plan having a grant date fair value of $150,000, prorated based on the number of days until the next annual meeting of the Company, and such RSUs will vest on the date of such annual meeting, subject to each of Messrs. Bartow, Rubin or Easley’s continued service as a member of the Board of Directors through such vesting date.

The Company expects to enter into the Company’s standard director indemnification agreement with each of Messrs. Bartow, Rubin and Easley.

The information in Item 1.01 above is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 and Item 3.03 above relating to the issuance and sale of the Series A Convertible Preferred Stock, the Series A Certificate of Designations, the Series B Convertible Preferred Stock and the Series B Certificate of Designation is incorporated into this Item 5.03 herein by reference. The Series A Certificate of Designations establishes the powers, designations, preferences, and other rights of the Series A Convertible Preferred Stock and became effective upon filing with the Secretary of State of the State of Delaware on November 3, 2025. The Series B Certificate of Designations establishes the powers, designations, preferences, and other rights of the Series B Convertible Preferred Stock and became effective upon filing with the Secretary of State of the State of Delaware on November 3, 2025.

Important Information for Investors and Stockholders

The issuance of equity securities in connection with the Preferred Stock Issuances will be submitted to the Company’s stockholders for their consideration, and the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement to be used to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the Preferred Stock Issuances. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement will also be provided to the Company’s stockholders, without charge, by directing a request to: Katapult Holdings, Inc., 5360 Legacy Drive, Building 2, Plano, Texas 75024-3105, Attention: Corporate Secretary, or emailing ir@katapultholdings.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the transaction. Information concerning persons who may be deemed participants in the solicitation of the Company’s stockholders under the rules of the SEC will be set forth in the proxy statement when it is filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this report, including statements regarding our opportunity, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding our ability to complete the Preferred Stock Issuances, our ability to obtain stockholder approval for the issuance of equity securities in connection with the Preferred Stock Issuances and our ability to satisfy the other conditions to closing in the Preferred Stock Issuances. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, included in the section titled “Risk Factors” in the Company’s periodic reports filed with the SEC including the Quarterly Report on For 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 13, 2025, the Annual Report on Form 10K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025 and similar disclosures in subsequent periods and current reports filed with the SEC, which are available on the SEC website at www.sec.gov. Other sections of this Current Report on Form 8-K may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

Given these uncertainties, you should not place undue reliance on any forward-looking statements. Except as required by applicable law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future, and you should not rely upon these forward-looking statements after the date of this Quarterly Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Certificate of Designations of Series A Convertible Preferred Stock of Katapult Holdings, Inc.

3.2	Certificate of Designations of Series B Convertible Preferred Stock of Katapult Holdings, Inc.

10.1*	Limited Waiver and First Amendment to the Loan Agreement, dated November 2, 2025, between Katapult SPV-1 LLC, Katapult Group, Inc., the Company, Midtown Madison Management LLC, as administrative payment and collateral agent and lender, and the lenders party thereto.

10.2*	Series A Investment Agreement, dated November 3, 2025, between Katapult Holdings, Inc. and HHCF Series 21 Sub, LLC.

10.3*	Series B Investment Agreement, dated November 3, 2025, between Katapult Holdings, Inc. and HHCF Series 21 Sub, LLC.

10.4	Series A Registration Rights Agreement, dated November 3, 2025, between Katapult Holdings, Inc. and HHCF Series 21 Sub, LLC.

10.5	Series B Registration Rights Agreement, dated November 3, 2025, between Katapult Holdings, Inc. and HHCF Series 21 Sub, LLC.

10.6	Director Nomination Agreement, dated November 3, 2025, between Katapult Holdings, Inc. and HHCF Series 21 Sub, LLC.

10.7	Form of Support Agreements.

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Katapult Holdings, Inc

Date:	November 3, 2025	By:	/s/ Orlando Zayas
			Name:	Orlando Zayas
			Title:	Chief Executive Officer